Exhibit 10.8

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of February __, 2014 and is effective December 16, 2013 is entered into by and between ActiveCare, Inc., a Delaware corporation (the “Company”) and each of the purchasers identified on the signature pages hereof (the “Purchasers”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, reference is made to that certain Securities Purchase Agreement, dated December 16, 2013, by and among the Company and the Purchasers (the “Purchase Agreement”), and the other transaction documents entered into in connection therewith;

WHEREAS, the parties wish to amend certain terms of the Transaction Documents.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Amendments to Purchase Agreement.

(a) Definition of Exempt Issuance.  The parties hereby agree to amend and restate Section (d) of the definition of Exempt Issuance in the Purchase Agreement.  As such, Section (d) is amended and restated in its entirety to read as follows:

“up to an amount of Preferred Stock and warrants having a cash subscription amount equal to the difference between $6,000,000 and the aggregate Subscription Amounts hereunder, on the same terms and conditions and prices as hereunder, with investors executing definitive agreements for the purchase of such securities and such transactions having closed on or before March 31, 2014 and”

2. Amendments to Certificate of Designation.

(a) Definition of Exempt Issuance.  The parties hereby agreed to amend and restate Section (d) of the definition of Exempt Issuance in the Certificate of Designation.  As such, Section (d) is amended and restated in its entirety to read as follows:

“up to an amount of Preferred Stock and warrants having a cash subscription amount equal to the difference between $6,000,000 and the aggregate Subscription Amounts under the Purchase Agreement, on the same terms and conditions and prices as hereunder, with investors executing definitive agreements for the purchase of such securities and such transactions having closed on or before March 31, 2014 and”

(b) Amendment to Section 7(b).  The parties hereby agree to amend and restate Section 7(b) of the Certificate of Designation as follows:

“...(b) [Intentionally Omitted.]”

(c) Change in Number of Authorized Preferred Stock.    The parties hereby consent to and agree to increase the number of authorized shares of preferred stock designated as Series F Variable Rate Convertible Preferred Stock from 7,803 to 10,000.

(d) The Company shall take all necessary actions to effectuate the amendments to the Certificate of Designation, including the filing of the amendment to the Certificate of Designation with the Secretary of State of Delaware on the date hereof, in the form of Exhibit A attached hereto, and shall deliver evidence thereof to each Purchaser.

3. Amendment to Warrants.  The parties hereby agree to amend and restate Section 3(b) of the Warrants as follows:

“...(b) [Intentionally Omitted.]”

4. Additional Covenants.

(a) Subsequent Equity Sales.  From the date hereof until such time as no Purchaser holds any of the Preferred Stock, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at an effective per share purchase price less than $1.00 (subject to adjustment for forward and reverse stock splits and the like).  From the date hereof until such time that the Purchasers no longer hold any of the Warrants, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at an effective per share purchase price less than $1.10 (subject to adjustment for forward and reverse stock splits and the like).  Notwithstanding the foregoing, this Section shall not apply in respect of an Exempt Issuance.

(b) Greenshoe.

(i) The Company and each Purchaser hereby agree that from the date hereof until February 14, 2015, each Purchaser shall have the right, in its sole determination, to elect to purchase, severally and not jointly with the other Purchasers and, subject to the proviso below, in one or more purchases, additional shares of Preferred Stock and Warrants with an aggregate subscription amount thereof of up to $1,500,000 and in the individual aggregate subscription amount set forth on its signature page hereto (such securities, the “Greenshoe Securities” and such right to receive the Greenshoe Securities pursuant to this Section 4(b), the “Greenshoe Rights”).  The Greenshoe Securities shall be in the same form as the Warrants and Preferred Stock issued pursuant to the Purchase Agreement.

(ii) Any Greenshoe Right exercised by a Purchaser shall close within 5 Trading Days of a duly delivered exercise notice by the exercising party.  Any additional investment in the Greenshoe Securities shall be on terms otherwise identical to those set forth in the Transaction Documents, mutatis mutandis, except that the dividend rate for the Preferred Stock issued in respect of a Greenshoe Right shall be the dividend rate in effect at such time under the Certificate of Designation (regardless of whether any of the Preferred Stock issued on the Closing Date remains outstanding, and subject to further increase on the dates set forth in the Certificate of Designation) and the warrants shall have a five year term from the closing of such Greenshoe Right.  In order to effectuate a purchase and sale of the Greenshoe Securities, the Company and the Purchasers shall enter into a securities purchase agreement identical to the Purchase Agreement, mutatis mutandis and shall include updated disclosure schedules.

5. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Purchasers as of the date of its execution of this Agreement:

(i) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, subject to the terms hereof and thereof, do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(iii) Survival and Bring Down.  All of the Company's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in each of the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to any Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof (except as set forth in the disclosure schedules attached hereto) (the “Bring Down Disclosure Schedule”), and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as qualified by the Bring Down Disclosure Schedule) as though made on the date of this Agreement.  Further, for clarity, the term “Transaction Documents” as defined under the Purchase Agreement shall expressly include this Agreement.

(iv) Required Minimum.   Without limiting Section 5(iii) above, the Company acknowledges that it has reserved (and continues to have reserved) a number of shares of Common Stock equal to the Required Minimum as of the Closing Date.    The Company also acknowledges its agreement under the Purchase Agreement to maintain a number of authorized and unissued shares of Common Stock at all times in an amount equal to the Required Minimum (including for purposes of the Greenshoe Rights) and, in the event that the number of authorized but unissued and unreserved shares of Common Stock is less than the Required Minimum, to use its commercially reasonable efforts to increase the number of authorized as soon as possible (and in any event within 75 calendar days after such date).

6. Representations and Warranties of the Purchasers.  Each Purchaser hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Such Purchaser represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

7. Fees and Expenses.  The Company agrees to reimburse Hillair Capital Management LLC for its legal fees and expenses in connection herewith.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchasers under the Transaction Documents.

9. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided as set forth in the Purchase Agreement.

10. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents, including this Agreement, shall be governed by the terms of the Purchase Agreement.

11. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12. Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, but not limited to, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACTIVECARE, INC.

By:___________________________
Name:
Title:

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SIGNATURE PAGE FOR HOLDERS FOLLOW]

[HOLDER'S SIGNATURE PAGE TO ACAR AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: __________________________
Signature of Authorized Signatory of Purchaser: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________
Greenshoe Right Amount: $________________________

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